UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2019 (September 11, 2019)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 255-0068
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of exchanged on which registered
Common stock, no par value	CPIX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Cumberland Pharmaceuticals Inc. (“we” “our” or "the Company") is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription products.

In 2016, the Company entered into an agreement with Clinigen Group Plc ("Clinigen") in which Cumberland acquired the exclusive rights to commercialize Ethyol® in the United States. In 2017, the Company entered into an agreement with Clinigen to commercialize the oncology support drug, Totect® in the United States.

In early 2019, Cumberland announced a strategic review of its brands, capabilities, and international partners. This review followed an accelerated business development initiative, which resulted in a series of transactions. Because of that progress, the Company felt that it was prudent to take a fresh look at our product portfolio, partners, and organization to ensure the proper focus and capabilities.
One outcome of the strategic review was that during May 2019, Cumberland entered into an Agreement with Clinigen to return the exclusive rights to commercialize Ethyol and Totect in the United States. The Agreement provided for a conclusion of the Company's current arrangements with Clinigen effective September 30, 2019.
In early September 2019, Clinigen and Cumberland completed an Amendment to the Agreement whereby the transition date has changed to December 31, 2019. Under the terms of the Agreement, Cumberland will no longer distribute Ethyol or Totect after the transition date and will receive $5 million in financial consideration from Clinigen, paid over a two-year period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: September 11, 2019	By:	/s/ Michael Bonner
Michael Bonner
Chief Financial Officer